Exhibit 99.1

FOR IMMEDIATE RELEASE

Pediatrix Completes New $350 Million Credit Facility

FORT LAUDERDALE, FLORIDA, September 4, 2008 – Pediatrix Medical Group, Inc. (NYSE: PDX) today announced that it has completed a new $350 million revolving credit facility that will provide a funding source for acquisitions, as well as other corporate purposes. The credit facility also features an option that would allow Pediatrix, under certain conditions, to increase the total borrowing capacity under the facility to $400 million.

Pediatrix has successfully used its cash and credit facility to execute a growth strategy that led to a national group practice of neonatal, maternal-fetal, pediatric cardiology and pediatric intensive physicians and advanced practitioners. The Company is also executing a new strategic opportunity to develop a national anesthesia physician group practice.

The new line of credit was provided by a syndicate of 12 financial institutions with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and U.S. Bank, N.A., as Documentation Agent. Wachovia Capital Markets, LLC acted as Joint Lead Arranger and Sole Bookrunner and Banc of America Securities LLC acted as Joint Lead Arranger.

The new facility matures in five years, and it replaces a $225 million revolving credit facility that was due to expire in 2009.

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About Pediatrix

Pediatrix Medical Group, Inc. is the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services and recently expanded to include anesthesiology services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 250 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 1,100 physicians in 32 states and Puerto Rico. Pediatrix is also the nation’s largest provider of newborn hearing screens. Additional information is available at www.pediatrix.com.

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by Pediatrix’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”.

FOR MORE INFORMATION:
Pediatrix Medical Group, Inc., Fort Lauderdale
Bob Kneeley, Director, Investor Relations
954-384-0175, x-5300 bob_kneeley@pediatrix.com